Exhibit 23 (a)

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 23, 1997, appearing on page F-2 of Medicus Systems Corporation's annual report on Form 10-K for the fiscal year ended May 31, 1997 (File No. 0-27614).



/s/ PRICE WATERHOUSE LLP
------------------------
Price Waterhouse LLP

Chicago, Illinois
December 12, 1997